For More Information Contact:

Investors: Ria Marie Carlson (714) 382-4400 ria.carlson@ingrammicro.com	Media: Lisa Zwick (949) 230-8794 lisa.zwick@ingrammicro.com

Damon Wright (714) 382-5013 damon.wright@ingrammicro.com

INGRAM MICRO TO OUTLINE PLANS FOR GROWTH AND SUSTAINED PROFITABILITY

AT TODAY’S INVESTOR AND ANALYST DAY

Presentations to Include Long-term Financial Targets Designed to Drive Shareholder Value,

Detail on Strategies and Expansion Opportunities, Size of Specialty Areas

NEW YORK, NY; SANTA ANA, Calif., Nov. 15, 2011 – Ingram Micro Inc. (NYSE: IM), the world’s largest technology distributor and supply-chain services provider, will emphasize its plans for profitable growth and greater value for shareholders at its investor and analyst day event, being held today in New York at the Grand Hyatt Hotel from 1:30 to 5 p.m. EST.

Senior management will outline how the company expects to further optimize its traditional distribution business, enhance its position in existing higher-margin specialty markets, and develop capabilities in emerging areas such as cloud services. Presentations will be made by Gregory Spierkel, Chief Executive Officer; William Humes, Chief Financial Officer; Mario Leone, Chief Information Officer; and Keith Bradley, President of Ingram Micro North America.

“Our strategy is designed to drive competitive advantage, sustainable profitable growth and returns on invested capital through the right combination of operational improvements and expansion initiatives,” said Spierkel. “We are determined to significantly improve our financial performance and shareholder returns.”

Company executives plan to communicate the following operational and financial goals expected to be achieved by 2015, including:

•

Completing the implementation of its new enterprise resource planning system, with investments in the initiative peaking in 2011. Once fully implemented, the new system will provide a consistent global platform for best-practice and process sharing, real-time data for quicker decision-making, improved customer service and greater automation and efficiencies.

•	Increasing revenues in line with overall technology spending, which is expected to grow at a compound annual growth rate of 4.5% to 6.5% through 2015.

•	Achieving a full-year gross margin of 5.4% to 5.6%.

2-2-2 Ingram Micro to Outline Growth Plans at Investor Day

•	Growing operating income faster than the rate of sales, delivering a full-year operating margin ranging from 155 to 175 basis points.

•	Generating earnings per share of $2.60 to $3.10

•	Consistently driving return on invested capital to 300 to 500 basis points above weighted average cost of capital.

•	Strategically deploying capital for internal investments and acquisitions while returning capital to shareholders.

For the first time, the company will disclose revenue levels and growth targets for its specialty areas:

•

Advanced (Enterprise) Computing – Sales of more than $10 billion in 2011, reaching more than $14 billion in 2015. This area includes products currently reflected in the traditional distribution business, such as enterprise storage and software, servers and networking.

•	Data Capture / Point of Sale – 2011 revenues are expected to surpass $600 million, growing to $900 million for the full-year 2015.

•	Mobility Products and Services – Revenues of more than $600 million in 2011, growing to $1.7 billion in 2015.

•	Ingram Micro Logistics – Expected 2011 fee volume (reflected as gross profit on the income statement) of more than $120 million, surpassing $190 million for the full-year 2015.

•	Cloud Computing – Launched earlier this year, 2015 revenues are expected to surpass $200 million by 2015.

“The specialty areas present exciting opportunities for growth and profitability,” said Spierkel. “Greater traction in these areas, coupled with the benefits of our system enhancements and ongoing operational improvements, leads to significant upside in our business.”

Attendance to this event is by invitation only. A live, listen-only audio webcast of the event will be available through a link on the company’s website at www.ingrammicro.com (Investor Relations section), along with accompanying presentation slides.

About Ingram Micro Inc.

As a vital link in the technology value chain, Ingram Micro creates sales and profitability opportunities for vendors and resellers through unique marketing programs, outsourced logistics, technical and financial support, managed and cloud-based services, and product aggregation and distribution. The company is the only global broad-based IT distributor, serving more than 150 countries on six continents with the world’s most comprehensive portfolio of IT products and services. Visit www.ingrammicro.com.

3-3-3 Ingram Micro to Outline Growth Plans at Investor Day

© 2011 Ingram Micro Inc. All rights reserved. Ingram Micro and the registered Ingram Micro logo are trademarks used under license by Ingram Micro Inc.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this press release that are forward-looking statements are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro’s business, financial condition and results of operations. Ingram Micro disclaims any duty to update any forward-looking statements. Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) we are dependent on a variety of information systems, which, if not properly functioning, or unavailable, could adversely disrupt our business and harm our reputation and earnings; (2) changes in macro-economic conditions may negatively impact a number of risk factors which, individually or in the aggregate, could adversely affect our results of operations, financial condition and cash flows; (3) we continually experience intense competition across all markets for our products and services; (4) we operate a global business that exposes us to risks associated with conducting business in multiple jurisdictions; (5) our failure to adequately adapt to IT industry changes could negatively impact our future operating results; (6) terminations of a supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (7) we have made and expect to continue to make investments in new business strategies and initiatives, including acquisitions, which could disrupt our business and have an adverse effect on our operating results; (8) substantial defaults by our customers or the loss of significant customers could have a negative impact on our business, results of operations, financial condition or liquidity; (9) changes in, or interpretations of, tax rules and regulations, changes in mix of our business amongst different tax jurisdictions, and deterioration of the performance of our business may adversely affect our effective income tax rates or operating margins and we may be required to pay additional taxes and/or tax assessments, as well as record valuation allowances relating to our deferred tax assets; (10) changes in our credit rating or other market factors such as adverse capital and credit market conditions or reductions in cash flow from operations may affect our ability to meet liquidity needs, reduce access to capital, and/or increase our costs of borrowing; (11) failure to retain and recruit key personnel would harm our ability to meet key objectives; (12) we cannot predict with certainty what loss we might incur as a result of litigation matters and contingencies that we may be involved with from time to time; (13) we may incur material litigation, regulatory or operational costs or expenses, and may be frustrated in our marketing efforts, as a result of new environmental regulations or private intellectual property enforcement disputes; (14) we face a variety of risks in our reliance on third-party service companies, including shipping companies for the delivery of our products and outsourcing arrangements; (15) changes in accounting rules could adversely affect our future operating results; and (16) our quarterly results have fluctuated significantly.

Ingram Micro has instituted in the past and continues to institute changes to its strategies, operations and processes to address these risk factors and to mitigate their impact on Ingram Micro’s results of operations and financial condition. However, no assurances can be given that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to Item 1A Risk Factors of Ingram Micro’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011; other risks or uncertainties may be detailed from time to time in Ingram Micro’s future SEC filings.

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